Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER NV CONSOLIDATED FINANCIAL STATEMENTS

We consent to the incorporation by reference in Registration Statement Nos. 333-197580, 333-191419, 333-167058 and 333-143605 on Form S-8 of our reports dated February 25, 2015 relating to the consolidated financial statements of Reed Elsevier NV and the effectiveness of Reed Elsevier NV’s internal control over financial reporting appearing in this Annual Report on Form 20-F of Reed Elsevier NV and Reed Elsevier PLC for the year ended December 31, 2014.

/s/ Deloitte LLP
London, United Kingdom
March 10, 2015